Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 30, 2009, is entered into among (1) PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”), (2) the several banks and other lenders from time to time parties to this Amendment (the “Lenders”) and (3) UNION BANK, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.           The Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of November 14, 2006, as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2008, that certain Second Amendment to Credit Agreement dated as of September 9, 2008 and that certain Third Amendment to Credit Agreement dated as of December 5, 2008 (as so amended, the “Credit Agreement”).  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement.

B.           Pursuant to the Credit Agreement, the Lenders have made available to the Borrower a term loan facility in the initial aggregate principal amount of $15,000,000 (of which $10,500,000 in principal amount is outstanding as of the date hereof, prior to the principal repayment contemplated by Section 2(h) of this Amendment), and a revolving loan facility in the aggregate maximum principal amount of $25,000,000, including a letter of credit sublimit of $2,500,000.  There are no Letters of Credit outstanding.

C.           The Borrower has requested that the Lenders restructure the credit facilities under the Credit Agreement as a single revolving loan facility having a maximum commitment in the aggregate principal amount of $27,500,000.  The Lenders have agreed to such restructuring, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows, effective as of the Fourth Amendment Effective Date:

(a)    Each of the following definitions is added to Section 1.1, in appropriate alphabetical order or, if already existing in such Section, is deemed amended in its entirety to read as follows:

    “Accounts”:  all “accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrowing Base Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by “chattel paper,” “documents” or “instruments” (as such terms are defined in the UCC)), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Borrowing Base Party under all purchase orders and contracts for the sale of goods or the performance of services or both by such Borrowing Base Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrowing Base Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Borrowing Base”:  as of any date of determination, an amount determined by the Agent with reference to the most recent Borrowing Base Certificate to be equal to the sum of (a) the Eligible Accounts Component, plus (b) the Eligible Inventory Component, plus (c) the Canadian Pledged Account Balance plus (d) the Eligible Equipment Component; provided that if on such date the most recent Borrowing Base Certificate is as of a date more than 31 days prior to such date (other than the Borrowing Base Certificates for February 2009 and March 2009), the Borrowing Base shall mean such amount as may be determined by the Agent in its sole discretion.

“Borrowing Base Certificate”:  a certificate, duly executed by a Responsible Officer, substantially in the form of Exhibit I hereto.

“Borrowing Base Parties”:  collectively, the Borrower and its Domestic Subsidiaries (provided that each such Subsidiary is also a Guarantor).

“Canadian Blocked Accounts”:  as defined in the definition of Canadian Pledged Accounts.

“Canadian Disbursement Account”:  as defined in the definition of Canadian Pledged Accounts.

“Canadian Pledged Accounts”:  collectively, the Borrower’s foreign currency deposit account, foreign currency time deposit account (collectively, the “Canadian Blocked Accounts”) and foreign currency disbursement account (the “Canadian Disbursement Account”), each denominated in Canadian dollars, held by the Agent and bearing the account name “Physicians Formula, Inc. Collateral Account Union Bank, N.A. Trustee” or similar designation.

“Canadian Pledged Account Balance”:  as of any date of determination, the available balance on deposit in the Canadian Blocked Accounts, expressed in Dollars using such currency conversion rate as the Agent may reasonably determine.

“Dilution Items”:  with respect to the Accounts of the Borrowing Base Parties, returns, rebates, discounts, credits and allowances with respect thereto.

“Eligible Account”:  as of any date of determination, an Account of a Borrowing Base Party:

(a) that has been the subject of an invoice sent to the account debtor within five days of shipment of the related goods;

(b) that conforms to all of the representations and warranties pertaining to Accounts set forth in this Agreement or any other Loan Document;

(c) (i) that arises from the sale of goods of such Borrowing Base Party in the ordinary course of its business and (ii) that is subject to a valid, perfected and continuing first-priority Lien (other than non-consentual Liens described in Section 6.3(b), so long as such Liens remain inchoate and no such Lien has matured into a claim by the relevant taxing authority) remain in favor of the Agent for the benefit of itself and the Lenders and is owned by such Borrowing Base Party free and clear of any Liens other than Liens in favor of the Agent (and other than non-consentual Liens described in Section 6.3(b), so long as such Liens remain inchoate and no such Lien has matured into a claim by the relevant taxing authority);

(d) that (i) is a valid and enforceable obligation of the applicable account debtor upon which such Borrowing Base Party’s right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever (other than an account debtor’s customary right of inspection), (ii) does not arise with respect to (A) goods that are placed on consignment, guaranteed sale, sale or return or sale on approval or delivered on a bill-and-hold or cash-on-delivery basis or (B) goods that have been returned, rejected or repossessed;

(e) with respect to which the applicable account debtor has not asserted any defense, counterclaim or dispute (provided that, as to any account as to which the account debtor disputes only a portion of the applicable invoice, the remaining balance of such account shall not be ineligible by reason of this clause), and such Account is not a “contra” Account;

(f) with respect to which the applicable account debtor is not (i) a federal, state or local governmental entity or agency (unless, if the account debtor is the United States of America, or any department, agency or instrumentality thereof, the Borrower has complied with the Federal Assignment of Claims Act of 1940 with respect to such account and has delivered to the Agent evidence thereof in form and substance satisfactory to the Agent), (ii) an Affiliate, a Subsidiary or an employee of such Borrowing Base Party or (iii)  located outside the United States of America (such account, a “Foreign Account”) (unless such Foreign Account is (x) an account of an account debtor located in Australia or the United Kingdom with respect to which the account debtor has delivered to the applicable Borrowing Base Party an original irrevocable letter of credit, which has been delivered to the Agent, along with an amendment to such Letter of Credit designating the Agent as beneficiary, in each case in form and substance and on terms acceptable to the Agent, and issued by a U.S. financial institution acceptable to the Agent, in each case in the Agent’s sole discretion, covering such account or (y) a Permitted Canadian Account).

(g) with respect to which the applicable account debtor is not subject to any event of the type described in Section 7(g);

(h) the collection of which, in the Agent’s reasonable discretion (determined from the perspective of a secured lender), is not doubtful by reason of the applicable account debtor’s financial condition or otherwise;

(i) that is not evidenced by any chattel paper, instrument or judgment;

(j) to the extent that the total unpaid amount of such Account, when added together with all other Accounts due to the Borrowing Base Parties from the applicable account debtor, does not exceed 25% of all Accounts of the Borrowing Base Parties (provided that, in the case of Rite Aid Corporation or any Subsidiary thereof, such percentage shall not exceed 10%);

(k) that is payable only in Dollars or, in the case of Permitted Canadian Accounts, Canadian dollars;

(l) that is not in default (an Account shall be deemed to be in default under this clause (l) if (i) such Account is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date or (ii) such Account is an obligation of an account debtor with respect to which more than 25% of all Accounts due to the Borrowing Base Parties from such account debtor are not otherwise eligible under the other criteria set forth in this clause (l)); and

(m) that is otherwise acceptable to the Agent in its reasonable discretion (from the perspective of a secured lender).

“Eligible Accounts Component”:  with respect to the computation of the Borrowing Base, 65% of the aggregate book value of the Borrowing Base Parties’ then existing Eligible Accounts.  Such advance rate may be reduced from time to time in the exercise of the Agent’s reasonable discretion (from the perspective of a secured lender), including as a result of audits, appraisals and examinations.

“Eligible Equipment”:  as of any date of determination, Equipment of the Borrowing Base Parties:

(a) that (i) is subject to a valid, perfected and continuing first-priority Lien in favor of the Agent for the benefit of the Lenders, and (ii) is owned by such Borrowing Base Party free and clear of any Liens of any Person other than Liens in favor of the Agent for the benefit of the Lenders (other than, in each case, non-consentual Liens described in (x) Section 6.3(b), so long as such Liens remain inchoate and no such Lien has matured into a claim by the relevant taxing authority and (y) Section 6.3 which are not overdue);

(b) that is (i) located on premises owned, leased or operated by such Borrowing Base Party or (ii) stored on premises owned or operated by a bailee, warehouseman, processor or similar Person, in each case with respect to which any applicable landlord, bailee, warehouseman, processor or similar Person shall have executed and delivered to the Agent, a landlord waiver, bailee letter or similar document, in each case, in form and substance acceptable to the Agent;

(c) that conforms to all of the representations or warranties pertaining to Equipment set forth in this Agreement or any other Loan Document;

(d) that is covered by property and casualty insurance in compliance with Section 5.5; and

(e) that is otherwise acceptable to the Agent in its reasonable discretion (from the perspective of a secured lender).

“Eligible Equipment Component”:  with respect to the computation of the Borrowing Base, the orderly liquidation value of Eligible Equipment as determined by the Agent, provided that the Eligible Equipment Component shall not exceed $1,000,000 at any time.

“Eligible Inventory”:  as of any date of determination, Inventory of the Borrowing Base Parties:

(a) that (i) consists of first quality finished goods held for sale, and Eligible Raw Materials held for manufacture, in the ordinary course of such Borrowing Base Party’s business, (ii) is subject to a valid, perfected and continuing first-priority Lien in favor of the Agent for the benefit of the Lenders, and (iii) is owned by such Borrowing Base Party free and clear of any Liens of any Person other than Liens in favor of the Agent for the benefit of the Lenders (other than, with respect to clauses (ii) and (iii), non-consentual Liens described in (x) Section 6.3(b), so long as such Liens remain inchoate and no such Lien has matured into a claim by the relevant taxing authority and (y) Section 6.3 which are not overdue);

(b) that is (i) located on premises owned, leased or operated by such Borrowing Base Party or (ii) stored on premises owned or operated by a bailee, warehouseman, processor or similar Person, in each case with respect to which any applicable landlord, bailee, warehouseman, processor or similar Person shall have executed and delivered to the Agent, a landlord waiver, bailee letter or similar document (it being agreed that Inventory located at the premises referred to in Section 5.15(a) or (b) shall not be ineligible, during the period referred to in such Sections 5.15(a) and (b), solely as a result of the fact that the landlord consents and warehouse letters referred to therein have not been delivered to the Agent), in each case, in form and substance acceptable to the Agent;

(c) that conforms to all of the representations or warranties pertaining to Inventory set forth in this Agreement or any other Loan Document;

(d) that is not (i) placed on consignment or (ii) in transit;

(e) that does not consist of packaging or shipping materials, pallets, bags, labels, boxes, capitalized depot freight and handling costs, manufacturing supplies or replacement parts;

(f) that does not constitute obsolete, slow-moving, shopworn, unmerchantable, unsalable, damaged, returned, excess, unusable or unworkable goods or goods unfit for further processing (it being agreed that, for the purposes of calculating ineligible Inventory, returned Inventory shall mean that amount for which the Borrower has established a return recovery reserve, which reserve may be adjusted by the Borrower from time to time);

(g) that is covered by property and casualty insurance in compliance with Section 5.5;

(h) that is only covered by non-negotiable documents of title unless the negotiable document representing such Inventory has been delivered to the Agent, for the benefit of itself and the Lenders; and

(i) that is otherwise acceptable to the Agent in its reasonable discretion (from the perspective of a secured lender).

“Eligible Inventory Component”:  with respect to the computation of the Borrowing Base, the lesser of (a) 15% of the Eligible Inventory of the Borrowing Base Parties (provided that, for the period from the Fourth Amendment Effective Date to and including June 30, 2009, such percentage shall be 25%), as determined by the Agent, and (b) $5,000,000 (provided that, for the period from the Fourth Amendment Effective Date to and including June 30, 2009, such amount shall be $8,000,000); provided that in no event shall Eligible Raw Materials exceed 60% of the Eligible Inventory Component.  Such advance rate may be reduced from time to time in the exercise of the Agent’s reasonable discretion (from the perspective of a secured lender), including as a result of audits, appraisals and examinations.

“Eligible Raw Materials”:  raw materials Inventory, other than printed components including any component printed with any Loan Party’s name or trademark.

“Equipment”:  equipment in good working order, owned by a Borrowing Base Party and of a type described in that certain asset appraisal performed by Great American Group and delivered to the Agent on or about the Fourth Amendment Effective Date.

“Fourth Amendment”:  that certain Fourth Amendment to Credit Agreement dated as of March 30, 2009, amending this Agreement.

“Fourth Amendment Effective Date”:  the date on which the conditions precedent set forth in Section 2 of the Fourth Amendment are satisfied, and the Fourth Amendment becomes effective.

“Interest Coverage Ratio”:  for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the ratio of Adjusted EBITDA to Interest Expense.

“Permitted Canadian Accounts”:  those Accounts of the Borrowing Base Parties with respect to which the account debtors are located in Canada.

“Revolving Loan Commitment Expiration Date”:  March 31, 2010, or such earlier date as the Revolving Loan Commitments shall expire in accordance with the terms hereof (whether by acceleration or otherwise).

“UCC”:  the Uniform Commercial Code, as enacted and as in effect from time to time in the State of California.

(b) The definition of “Adjusted EBITDA” contained in Section 1.1 is revised as follows:  (1) the introductory clauses reading: “for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters,” is changed to: “for the Borrower and its Subsidiaries on a consolidated basis, for any period,” and (2) clause (i) is amended in its entirety to read as follows:  “(i) all one-time costs incurred by the Borrower in connection with the Fourth Amendment (including the $75,000 amendment fee and all legal, diligence, appraisal, audit and similar fees and expenses paid by the Borrower in connection with the closing of the Fourth Amendment) in an aggregate amount up to $300,000.

(c) The outstanding Term Loans are hereby converted to outstanding Revolving Loans in the same principal amount.  On and after the Fourth Amendment Effective Date, no Term Loans shall be outstanding, and each reference in the Loan Documents to Term Loans, Term Loan Lenders, Term Notes and other terms relating solely to the Term Loan facility shall be deemed amended to reflect such fact.

(d) The Revolving Loan Commitment amount of Union Bank, N.A. listed on the signature pages to the Credit Agreement is hereby increased from “$25,000,000” to “$27,500,000.”

(e) Section 2.1(a) is amended in its entirety to read as follows:

(a)   Subject to the terms and conditions hereof, each Revolving Loan Lender severally agrees to make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a “Revolving Loan”, and collectively, the “Revolving Loans”) in accordance with the terms of this Agreement; provided, however, subject to Section 2.5(a), that the aggregate principal amount of all Revolving Loans outstanding shall not exceed the Aggregate Revolving Loan Commitment or the Borrowing Base at any time.  Within the limits of each Revolving Loan Lender’s Revolving Loan Commitment, the Borrower may borrow, prepay and reborrow Revolving Loans.

With respect to each Revolving Loan Lender, the principal amount of each Revolving Loan to be made by such Revolving Loan Lender shall be in an amount equal to the product of (i) such Revolving Loan Lender’s Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan(s) requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan if after giving effect to such Revolving Loan the sum of such Revolving Loan Lender’s Revolving Loans outstanding would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan is in excess of such Revolving Loan Lender’s Available Revolving Loan Commitment.

Notwithstanding any provision in this Agreement to the contrary, the Aggregate Revolving Loan Commitment shall be permanently and automatically reduced to $25,000,000 on June 30, 2009.  Such reduction shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as so reduced and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender.  Upon such reduction, the Borrower shall prepay the amount, if any, by which the aggregate unpaid principal amount of the Revolving Loans exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment.

(f) Section 2.1(b) is amended in its entirety to read as follows:

(b)  All Revolving Loans shall be Base Rate Loans.  Each Revolving Loan Lender may make or maintain its Revolving Loans to the Borrower or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

For the avoidance of doubt, on and after the Fourth Amendment Effective Date, LIBOR Loans shall no longer be available under the Credit Agreement, and each reference in the Loan Documents to LIBOR, LIBOR Loans, Interest Period and other terms relating solely to LIBOR Loans shall be deemed amended to reflect such fact.

(g) Section 2.5(a) is amended in its entirety to read as follows:

(a)  If at any time the aggregate principal amount of all Revolving Loans outstanding exceeds the Aggregate Revolving Loan Commitment or the Borrowing Base, then the Borrower shall, within five Business Days after any Responsible Officer shall have knowledge of such overadvance, without notice or request by the Agent, prepay the Revolving Loans in an aggregate amount equal to such excess.

(h) Section 2.8(a) is amended in its entirety to read as follows:

(a)  Each Revolving Loan shall bear interest at a rate per annum equal to (i) during the period from the Fourth Amendment Closing Date to and including June 30, 2009, the Base Rate plus 3.50% and (ii) thereafter, the Base Rate plus 3.00%.

(i) The first sentence of Section 2.9 is amended in its entirety to read as follows:

  Interest on the Loans and all other Obligations shall be calculated on the basis of a year of 365 or 366 days, as applicable, for the actual days elapsed; provided that the unused commitment fee set forth in Section 2.17 shall be calculated on the basis of a 360-day year, for the actual days elapsed.

(j) In Section 2.17, the reference to “0.25%” is changed to “0.50%”.

(k) Section 3.14(a) is amended in its entirety to read as follows:

(a)  The proceeds of the Revolving Loans are intended to be and shall be used by the Borrower as follows:  (i) to refinance the outstanding Term Loans, as contemplated by the Fourth Amendment, (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries and (ii) to pay fees and expenses in connection with preparation and negotiation of the Fourth Amendment.

(l) In Section 5.2, (1) the word “and” is deleted from the end of clause (g), (2) clause (h) is redesignated clause (i) and (3) a new clause (h) is added to read as follows:

(h)  within 30 days after the end of each month, the Borrower shall deliver to the Agent, (i) a Borrowing Base Certificate and (ii) an accounts receivable aging report, accounts payable aging report and inventory report, in each case as of the end of such month and in form reasonably satisfactory to the Agent; provided that the Borrowing Base Certificate and such reports (x) with respect to February 2009 shall be due on April 15, 2009 and (y) with respect to March 2009 shall be due on April 30, 2009; and

(m) The last sentence of Section 5.6 is amended in its entirety to read as follows:

In addition, the Agent shall be permitted to conduct collateral audits of (which may include audits of the books and records of) the Borrower and the Subsidiaries up to four times during the period from the Fourth Amendment Effective Date to the Revolving Loan Expiration Date (or as frequently as the Agent reasonably deems necessary if a Default has occurred and is continuing).

(n) Section 5.14 is amended in its entirety to read as follows:

5.14  Canadian Pledged Accounts.  The Borrower shall at all times maintain the Canadian Pledged Accounts with the Agent.  Each Canadian Pledged Account is pledged to the Agent, for the benefit of the Agent and the Lenders, under the Security Agreement and is subject to the terms thereof.  The Borrower shall not be permitted to make withdrawals from the Canadian Blocked Accounts at any time, and all interest and increases, if any, accrued thereon shall remain in such accounts.  The Borrower shall at all times cause any and all revenue received by the Borrower or its Subsidiaries in Canadian dollars to be promptly deposited in the Canadian Blocked Accounts.  So long as no Default has occurred and is continuing and the Borrower has delivered to Agent a Borrowing Base Certificate demonstrating availability under the Borrowing Base of at least $1,500,000 (on a pro forma basis assuming the transfer requested below had been made, and based on the Borrowing Base Certificate most recently delivered to the Agent under Section 5.2, but updated to reflect outstanding

Loans as of the current date), the Borrower may request in writing on a monthly basis, on or about the first Business Day of each month, that the Agent transfer amounts from the Canadian Blocked Accounts to the Canadian Disbursement Account in an aggregate amount that will not cause the balance of the Canadian Disbursement Account to exceed CN$500,000.  In addition, so long as no Default has occurred and in continuing, the Borrower may from time to time, without the prior consent of the Agent, use funds in the Canadian Disbursement Account to pay amounts due to its Canadian vendors in the ordinary course of business.  Notwithstanding the foregoing, the Borrower may, at any time, request that amounts on deposit in the Canadian Blocked Accounts be applied by the Agent to prepay outstanding Loans, such prepayment to be made in accordance with Section 2.4.

(o) A new Section 5.15 is added to read as follows:

5.15  Post-Closing Covenants.  The Borrower shall deliver the following to the Agent:

(i) within 90 days after the Fourth Amendment Effective Date, with respect to the Borrower’s premises located in Azusa, California, Covina, California and LaVerne, California, for which no Landlord Consent or warehouse letter, as applicable, was previously delivered to the Agent, a Landlord Consent or warehouse letter in form acceptable to the Agent;

(ii) within 90 days after the Fourth Amendment Effective Date, with respect to the Borrower’s warehouse in London, Ontario, Canada, a warehouse letter executed by the new warehouse owner/manager, in substantially the form of the letter previously executed for such location;

(iii) within one Business Day after the Fourth Amendment Effective Date, the Borrower’s audited financial statements for fiscal year 2008, as required by Section 5.1(a) (including the certificate of the Accountants described therein); and

(iv) within 30 days after the Fourth Amendment Effective Date, an updated Schedule B (Copyrights, Patents and Marks) to each of the Security Agreement and the Guarantor Security Agreement.

The Agent and the Lenders agree that the failure by the Borrower to deliver the Landlord Consents and warehouse letters contemplated by clauses (i) and (ii) above shall not constitute an Event of Default, so long as the Borrower has demonstrated to the Agent’s reasonable satisfaction that it has used commercially reasonable efforts to obtain such documents.  (Nothing in the foregoing sentence shall change the effect failure to obtain such documents may have on calculation of the Borrowing Base.)

(p) Section 6.1(a) is amended in its entirety to read as follows:

(a)  Interest Coverage Ratio.  Permit the Interest Coverage Ratio, as of the end of any fiscal quarter set forth below, to be less than the ratio set forth opposite such period:

                 Quarter                                                                                                     Ratio

January 1, 2009 to and including                        3.85:1
March 31, 2009

April 1, 2009 to and including                             5.00:1
June 30, 2009

July 1, 2009 to and including                               3.25:1
September 30, 2009

October 1, 2009 and thereafter                        4.25:1

(q) Section 6.1(b) is deleted and replaced with the following:

(b)  Minimum EBITDA.  Permit Adjusted EBITDA, as of the end of any fiscal quarter set forth below, to be less than the amount set forth opposite such quarter:

             Period                                       Quarter

Fiscal quarter ended March 31, 2009                         $(1,900,000)

Fiscal quarter ended June 30, 2009                            $     800,000

Fiscal quarter ended September 30, 2009                          $1,200,000

Four-quarter period ended December 31, 2009            $4,500,000

(r) Section 6.1(c) is amended in its entirety to read as follows:

(c)  Minimum Tangible Net Worth.  Permit Tangible Net Worth of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of any fiscal quarter, to be less than the amount set forth below opposite such period:

Quarter                                                                                      Amount

January 1, 2009 to and including                                                                        $6,000,000
March 31, 2009

April 1, 2009 to and including                                                                             $7,000,000
September 30, 2009

October 1, 2009 and thereafter                                                                            $9,500,000

(s) Section 6.1(d) is amended in its entirety as follows:

(d)  Capital Expenditures.  Permit Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis for any fiscal year to be more than $2,000,000.

(t) Section 6.2(h) is deleted and replaced with “[Intentionally Omitted]”.

(u) Sections 6.6 is amended as follows:  (1) in clause (ii), the reference to $500,000 is changed to $300,000 and (2) clauses (iii) and (iv) are each deleted and replaced with “[Intentionally Omitted]”.

(v) Section 6.7(d) is deleted and replaced with “[Intentionally Omitted]”.

(w) In Section 7.1(c), the reference to “or 5.14” is changed to “, 5.14 or 5.15”.

(x) The Schedules to the Credit Agreement are hereby deleted and replaced with the Schedules attached hereto as Exhibit A.

(y) Exhibit F (Form of Covenant Compliance Certificate) is deleted and replaced with Exhibit F attached hereto.

(z) A new Exhibit I (Form of Borrowing Base Certificate) is added to the Credit Agreement, in the form of Exhibit I attached hereto.

SECTION 2. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following, in each case in form and substance satisfactory to the Agent:

(a) this Amendment, duly executed by the Borrower and the Lenders;

(b) a consent to this Amendment, substantially in the form of Exhibit A hereto;

(c) a Revolving Note, duly executed by the Borrower in favor of UBOC, in form and substance acceptable to the Agent and reflecting UBOC’s increased Revolving Loan Commitment;

(d) resolutions of the board of directors, or similar authorizing body, of the Borrower, authorizing this Amendment, certified by an appropriate officer of the Borrower;

(e) a Borrowing Base Certificate as of the Closing Date (provided that Eligible Accounts Receivable, Eligible Inventory and Eligible Equipment shall be as of January 31, 2009), in form and substance satisfactory to the Agent and reflecting a Borrowing Base of at least $2,000,000;

(f) evidence that the Canadian Pledged Accounts shall have been established at Union Bank, N.A. in accordance with the terms of the Loan Documents, and that the balance thereof shall be at least C$5,300,000;

(g) (i) the $750,000 Term Reduction Installment contemplated by Section 2.2(d) and (ii) amounts due under Section 2.15, as notified by the Agent to the Borrower, as a result of consummation of the transactions contemplated by this Amendment, in each case in immediately available funds;

(h) an inventory appraisal and a fixed asset appraisal, in each case satisfactory to the Agent;

(i) receipt by the Agent of an amendment fee in the amount of $75,000, in immediately available funds (it being agreed that such fee shall be deemed earned in full upon execution of this Amendment by the Lenders and shall be nonrefundable, notwithstanding any subsequent termination of the Agreement or otherwise);

(j) payment to the Agent of its costs and expenses incurred in connection with the negotiation and preparation of this Amendment and its due diligence fees related thereto, including but not limited to its attorneys’ fees and expenses, and the fees and expenses of performing the audits and appraisals referred to herein;

(k) updated Schedules to the Credit Agreement and the other Loan Documents, as needed; and

(l) such other approvals, opinions, evidence and documents as any Lender, through the Agent, may reasonably request; and the Agent’s reasonable satisfaction as to all legal matters incident to this Amendment.

SECTION 3. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, each of which is hereby reaffirmed.

SECTION 4. Representations and Warranties.  The Borrower represents and warrants, for the benefit of the Lenders and the Agent, as follows:  (i) it has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate or contravene any Requirement of Law, (b) result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which it or any of its property may be bound or (c) result in or require the creation of any Lien upon or with respect to any of its properties, whether such properties are now owned or hereafter acquired, except such as are permitted under the Credit Agreement; (v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date of this Amendment as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true, correct and complete on and as of such earlier date; (vi) no Default has occurred and is continuing and (vii) neither the Borrower nor any Subsidiary owns any equipment that are fixtures with a book value in excess of $300,000.

SECTION 5. Execution in Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law.

  This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without reference to its choice of law rules).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PHYSICIANS FORMULA, INC., a New York corporation

By:	/s/ Joseph J. Jaeger
Name:	Joseph J. Jaeger
Title:	Chief Financial Officer

UNION BANK, N.A., as Agent and as sole Lender

By:	/s/ Myra Juetten
Name:	Myra Juetten
Title:	Senior Relationship Manager/Vice President

EXHIBIT A

GUARANTORS’ CONSENT

Each of the undersigned is a “Guarantor” under that certain Pledgor Guarantee dated as of November 14, 2006 or that certain Subsidiary Guarantee dated as of November 14, 2006 (each a “Guarantee”) made by the undersigned in favor of Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent (the “Agent”) for the lenders from time to time party to that certain Credit Agreement dated as of November 14, 2006 among PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”), such lenders and the Agent, as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2008, by that certain Second Amendment to Credit Agreement dated as of September 9, 2008 and by that certain Third Amendment to Credit Agreement dated as of December 5, 2008 (as so amended, the “Credit Agreement”).

In connection herewith, the Credit Agreement is being amended by that certain Fourth Amendment to Credit Agreement dated as of even date herewith (the “Amendment”).  Each Guarantor hereby acknowledges that it has received a copy of the Amendment.  Each Guarantor hereby consents to the Amendment, and hereby confirms and agrees that the Guarantee to which it is a party is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in such Guarantee to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Amendment.

Dated:  March 30, 2009

PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware corporation

By:	/s/
Name:
Title:

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware corporation

By:	/s/
Name:
Title:

PHYSICIANS FORMULA DRTV, LLC,
a Delaware corporation

By:	/s/
Name:
Title:

EXHIBIT A

REPLACEMENT SCHEDULES TO CREDIT AGREEMENT

SCHEDULE 3.2
QUALIFICATION JURISDICTIONS

Entity	Jurisdictions of Qualification
Physicians Formula Cosmetics, Inc.	California
Physicians Formula, Inc.	California
Physicians Formula DRTV, LLC	California, Michigan

SCHEDULE 3.5
LITIGATION
None.

SCHEDULE 3.6
LEGAL AND OPERATING NAMES

None.

SCHEDULE 3.7
ENVIRONMENTAL MATTERS
1.
All matters set forth as “Potentially Significant Findings” in Section II.B and as “Noteworthy Issues” in Section II.C of that certain ENVIRON International Corporation report entitled “Environmental Review of Physicians Formula Cosmetics, Inc., City of Industry, California and dated as of October 2, 2003.

SCHEDULE 3.8
INTELLECTUAL PROPERTY MATTERS

None.

SCHEDULE 3.13
SUBSIDIARIES

Borrower owns 100% of Physicians Formula Cosmetics, Inc. and Physicians Formula DRTV, LLC.

SCHEDULE 3.16
REAL PROPERTY

1.	Leased Real Property

(a)	1055 W. Eighth Street, Azusa, California

(b)	230 South Ninth Avenue, City of Industry, California

(c)	250 South Ninth Avenue, City of Industry, California

(d)	753-755 Arrow Grand Circle Way, Covina, California

2.	Other Locations (Collateral in the possession of Third Parties)

(a)	Agility, 3886 Commerce Road, London, Ontario N6N 1P6, Canada

(b)	Scholl’s, 435 Park Court, Lino Lakes, Minnesota 55014

(c)	Jet, 2169 Wright Ave., La Verne CA 91750

SCHEDULE 3.19
CAPITAL STRUCTURE AND EQUITY OWNERSHIP (PRE-IPO)

Issuer	Name of Holder	Number of Shares	Par Value	Percentage of Shares of Common Stock
Physicians Formula, Inc.	Physicians Formula Holdings, Inc.	100	$1.00	100%
Physicians Formula Cosmetics, Inc.	Physicians Formula, Inc.	1000	$0.01	100%
Physicians Formula DRTV, LLC	Physicians Formula, Inc.	1000	N/A	100%

Physicians Formula Holdings, Inc.
Capitalization Table

Equityholder		% of Common Stock owned by Officers/Directors	Shares of Preferred Stock	Shares of Common Stock	Time Vesting Options to acquire Common Stock	Performance Vesting Options to acquire shares of Common Stock	Forfeited Options	Shares of Common Stock on a fully diluted basis	Initial Principal Amount of Subordinated Promissory Notes

Summit Ventures V, L.P.			0.000	1,419,000				1,419,000
Summit V Companion Fund, L.P.			0.000	962,500				962,500
Summit V Advisors (QP) Fund, L.P.			0.000	136,470				136,470
Summit V Advisors Fund, L.P.			0.000	41,700				41,700
Summit Ventures VI-A, L.P.			0.000	3,463,490				3,463,490
Summit Ventures VI-B, L.P.			0.000	1,444,420				1,444,420
Summit VI Advisors Fund, L.P.			0.000	72,030				72,030
Summit VI Entrepreneurs Fund, L.P.			0.000	110,590				110,590
Summit Investors VI, L.P.			0.000	28,790				28,790	$36,884
Summit Subordinated Debt Fund II, L.P.			0.000	321,010				321,010	$9,767,767
COFILANCE SA*			0.000	1,800,000				1,800,000	$2,451,163
Claude Gros	Director	1.92%	0.000	200,000				200,000
Ingrid Jackel-Marken	Officer	1.64%	0.000	171,416	166,667	291,667		629,750	$5,810	Exercised 166,666 Shares on 1/26/2006
Jeff Rogers	Officer	1.78%	0.000	185,000	167,333	291,667		644,000	$23,241	Exercised 166,000 Shares on 1/5/2006
André Pieters	Officer/Director	0.22%	0.000	28,000	0			28,000		Exercised Shares on 4/1/2005 - Resigned 3/31/2005
Mike Carter			0.000	0	5,000			5,000
Vivian Dura			0.000	0	5,000			5,000
Kevin Jacobson			0.000	0	10,000	10,000		20,000
Debra Green			0.000	0	5,000			5,000
Debbie Johnson			0.000	0	5,000			5,000
Rae Kearney			0.000	0	5,000			5,000
Rick Kirchhoff	Officer	0.00%	0.000	0	25,000	25,000		50,000
JoEllen Scasino			0.000	0	10,000	10,000		20,000
Manuel Scates			0.000	0	5,000			5,000
Jennifer Sharp			0.000	0	10,000	10,000		20,000
Joseph J. Jaeger	Officer	0.00%	0.000	37,500	37,500	75,000		150,000		Exercised 18,750 Shares on 1/5/2006 & 18,750 in March 2006.
Leslie H. Keegan					5,000			5,000
Louis T. Lembo					5,000			5,000
Martha Everhart					5,000			5,000
Vida Naranjo					5,000			5,000
Melisa K. Firedl					5,000			5,000
Barbara Ocampo-Victorio					4,000		(3,000)	1,000		Resigned 1/27/06, thus forfeiting unvested portion of shares
Khristen A. Nicholas					4,000			4,000
Delphine F. Bodin					4,000			4,000

Shares Remaining under Stock Option Plan (2,500,000 shares in aggregate)								898,000
Other								476,250
TOTAL			0.000	10,421,916	493,500	713,334	(3,000)	13,000,000	$12,284,865

* Transferred from Pierre Fabre Dermo-Cosmetique, S.A. as of December 12, 2003

SCHEDULE 6.7
ACQUISITIONS, INVESTMENTS, LOANS AND ADVANCES

None.

SCHEDULE 6.8
AFFILIATE TRANSACTIONS

1.	Stock Subscription Agreement between PFI Acquisition Corp. and Physicians Formula Holdings, Inc., a Delaware corporation formerly known as PFI Holdings Corp., dated November 3, 2003.
2.
Stock Purchase Agreement dated as of November 3, 2003 among PFI Acquisition Corp., Pierre Fabre Dermo-Cosmetique S.A., a French societe anonyme, Pierre Fabre, Inc., a New York corporation, the Physicians Formula Holdings, Inc., a Delaware corporation formerly known as PFI Holdings Corp. and Pierre Fabre, S.A., a French societe anonyme, as amended, modified, supplemented or restated.

3.	Galenic side letter by and among Pierre Fabre Dermo-Cosmetique, a French societe anonyme and Pierre Fabre, Inc. dated November 3, 2003.
4.
Stockholders Agreement, by and among Physicians Formula Holdings, Inc., a Delaware corporation formerly known as PFI Holdings Corp., the Summit Stockholders (as defined therein) and the PFDC Stockholders (as defined therein), dated November 3, 2003.

5.	Employment Agreements between Pierre Fabre, Inc. and each of the following executives of Pierre Fabre, Inc.
(a) Ingrid Jackel-Marken
(b) Jeff Rogers
6.	Protection of Trade Secrets, Nonsolicitation and Confidentiality Agreements between Pierre Fabre, Inc. and each of the following executives of Pierre Fabre, Inc.
(a) Ingrid Jackel-Marken
(b) Jeff Rogers
7.	Employment Agreement and Nonsolicitation and Confidentiality Agreement, between Physicians Formula, Inc. and Joseph J. Jaeger, dated March 8, 2004.
8.	Custodial arrangement in connection with the distribution referenced in Section 6.7(i) of the Credit Agreement.

EXHIBIT F

FORM OF COVENANT COMPLIANCE CERTIFICATE

PHYSICIANS FORMULA INC., a New York corporation (the “Borrower”), refers to that certain Credit Agreement dated as of November 14, 2006 among (1) the Borrower, (2) the Lenders parties thereto (the “Lenders”) and (3) UNION BANK, N.A., as administrative agent for the Lenders (formerly known as Union Bank of California, N.A.) (in such capacity, the “Agent”) (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement) and certifies as to the accuracy of the following as of ___________________, ____ (the “Compliance Date”):

1. Interest Coverage Ratio

a.	Adjusted EBITDA

		i.	EBITDA of the Borrower and its Subsidiaries on a consolidated basis

			(a)	Net Income		$

			(b)	non-recurring loss reflected in Net Income		$

(c)
non-recurring gain (excluding any gain received from sale of Inventory in the ordinary course of business, provided such sales is not in connection with a winding up or liquidation of the Borrower or any Subsidiary) reflected in Net Income
$

			(d)	Interest Expense of the Borrower and its Subsidiaries (only to the extent reflected in Net Income)

(i)
interest, fees, charges and related expenses paid or payable (without duplication) to a lender in connection with borrowed money (including any obligation for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP

$

rent paid or payable (without duplication) under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13
(ii)

$

				(iii) (i) + (ii)		$

the aggregate amount of each of the following: federal and state taxes, property taxes and sales taxes (whether or not payable during that period) (only to the extent reflected in Net Income)
(e)

$

			(f)	depreciation and amortization expense of Borrower and its Subsidiaries (only to the extent reflected in Net Income)
$

			(g)	all other non-cash charges (including all non-cash stock compensation expenses) of Borrower and its Subsidiaries (only to the extent reflected in Net Income)

$

all other non-recurring expense of Borrower and its Subsidiaries acceptable to the Agent (only to the extent reflected in Net Income)
(h)
$

all one-time costs in connection with the Fourth Amendment, including the $75,000 amendment fee and all legal, diligence, appraisal, audit and similar fees and expenses paid by the Borrower in connection with the closing of the Fourth Amendment up to $300,000 (only to the extent reflected in Net Income)

(i)

$

			(j)	(a) + (b) - (c) + (d) + (e) + (f) + (g) + (h) + (i)			$-

b.	Interest Expense

i.
all interest, fees, charges and related expenses paid or payable (without duplication) in connection with borrowed money (including any obligation for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP

$

	ii.	rent paid or payable (without duplication) under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13

$

	iii.	(i) + (ii)				$

c.	Ratio of a. to b.							(1)

(1) Section 6.1(a) of the Credit Agreement requires that Interest Coverage Ratio, as of the end of any fiscal quarter indicated, not be less than (i) as of January 1, 2009 to and including March 31, 2009, 3.85 : 1; (ii) as of April 1, 2009 to and including June 30, 2009, 5.00 : 1; (iii) as of July 1, 2009 to and including September 30, 2009, 3.25 : 1; and (iv) as of October 1, 2009 and thereafter, 4.25 : 1.

2. Minimum EBITDA

Adjusted EBITDA (see 1.a. above)
a.								$(2)

(2) Section 6.1(b) of the Credit Agreement requires that Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter not be less than the following amounts for the quarters indicated: (i) as of March 31, 2009, $1,900,000; (ii) as of June 30, 2009, $800,000; (iii) as of September 30, 2009, $1,200,000; and (iv) as of December 31, 2009, $4,500,000.

3. Minimum Tangible Net Worth

Tangible Net Worth

a.	net worth				$

b.	intangible assets (including goodwill)				$

c.	accumulated amortization				$

d.	a. - b. - c.							$(3)

(3) Section 6.1(c) of the Credit Agreement requires that Tangible Net Worth of the Borrower and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter not be less than the following amounts for the quarters indicated: (i) as of January 1, 2009 to and including March 31, 2009, $6,000,000; (ii) as of April 1, 2009 to and including September 30, 2009, $7,000,000; and (iii) as of October 1, 2009 and thereafter, $9,500,000.

4. Capital Expenditures

aggregate of all expenditures (whether paid in cash or accrued as liabilities) for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet, including all Capitalized Lease Obligations.

a.

$(4)

(4) Section 6.1(d) of the Credit Agreement requires that Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis as of the end of any fiscal year not be greater than $2,000,000.

5. Funds Subject to Mandatory Prepayment - Asset Dispositions

a.	Asset Dispositions during the current fiscal year							$(5)

(5) Asset Dispositions under Section 6.5 of the Credit Agreement cannot, when aggregated with the consideration for all previous Asset Dispositions during the same fiscal year, exceed $1,000,000.  Under Section 2.5(b) of the Credit Agreement, so long as no Event of Default has occurred and is continuing, no prepayment shall be required with respect to and Asset Disposition to the extent that, within 90 days following such disposition, such net Proceeds are used to invest in assets of the same or similar type and use as those disposed of and provided that the Agent shall have a first-priority Lien thereon (subject to Section 6.3 of the Credit Agreement).

6. Funds Subject to Mandatory Prepayment - Insurance and Condemnation Proceeds

a.
insurance proceeds aggregating more than $200,000 (or in any amount after the occurrence and during the continuance of an Event of Default) after the Closing Date with respect to any Property which are not fully applied (or contractually committed and approved by the Agent if such proceeds equal or exceed $500,000) toward repair or replacement of such damaged Property by the earlier of (i) 90 days after the receipt thereof and (ii) the occurrence of a Default

$

condemnation proceeds aggregating more than $200,000 (or in any amount after the occurrence and during the continuance of an Event of Default) after the Closing Date with respect to any Property which are not fully applied (or contractually committed and approved by the Agent if such proceeds equal or exceed $500,000) toward repair or replacement of such condemned Property by the earlier of (i) 90 days after the receipt thereof and (ii) the occurrence of Default

b.

$

c.
[Borrower to insert language describing any insurance proceeds or condemnation proceeds that it has received, including the date of receipt, the amount of such proceeds received and a description of the affected properties.]

As of the Compliance Date, the undersigned represents and warrants to the Agent and the Lenders as follows:

a.           The calculations made and the information contained herein are derived from the financial statements and books and records of the Borrower and its Subsidiaries and each and every calculation contained herein correctly reflects in all material respects those financial statements and books and records.

b.           The representations and warranties contained in the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender prior to, on or after the Closing Date are correct on and as of the date hereof in all material respects as though made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date; and

c.           No Default has occurred and is continuing.

d.           No event has occurred and is continuing, or condition exists, which reasonably could have a Material Adverse Effect.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS HEREUNTO SIGNED HIS/HER RESPECTIVE NAME AS OF THIS _____ DAY OF __________, ____:

PHYSICIANS FORMULA INC.,
a New York corporation

By:
Name:
Title:

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

		Union Bank, N.A.
		Borrowing Base Certificate

A.	ACCOUNTS RECEIVABLE ACTIVITY
	1	Accounts Receivable Balance as of ______________
		(From Line 11 of Previous Month Certificate)
	2	ADD - Gross Sales
	3	LESS - Credits
	4	NET SALES (Line 2 - Line 3)
	5	LESS - Net Collections
	6	LESS - Returns and Allowances
	7	LESS - Miscellaneous Adjustments
	8	LESS - Discounts Allowed
	9	GROSS COLLECTIONS (Lines 5+6+7+8)
	10	PLUS OR MINUS - Net Miscellaneous Adjustments
	11	GROSS ACCOUNTS RECEIVABLE as of			0
		(Line 1+ Line 4 - Line 9 +/- Line 10)
	12	LESS - Ineligible Accounts as of			0
	13	ELIGIBLE ACCOUNTS RECEIVABLE (Line 11 - Line 12)			0
	14	GROSS ACCOUNTS RECEIVABLE AVAILABILITY			0
		(Line 13 X 65% Advance Rate)
B.	INVENTORY
	15	INVENTORY PER STOCK STATUS REPORT DATED ______________		0
	16	Less Ineligible Inventory:
	17	Printed Components	0
	18	Work in Process	0
	19	Promotional Inventory	0
	20	Returns	0
	21	Inventory in Transit	0
	22	Raw materials in excess of 60%	0
	23	Other (Describe)	0
	24	Total Ineligible Inventory		0
		(Line 15- Sum of Lines 17-23)
	25	Net Eligible Inventory		0
		(Line 15- Line 24)
	26	Inventory Availability (Line 25 x 25% or 15% Advance Rate or Sublimit Whichever is Less)			0
C	EQUIPMENT
	27	ORDERLY LIQUIDATION VALUE AS OF March 2009			0
D	CANADIAN PLEDGED ACCOUNTS
	28	FOREIGN CURRENCY DEMAND ACCOUNT		0
	29	FOREIGN CURRENCY TIME DEPOSIT		0
	30	CONVERSION RATE AS OF ______________	0
	31	CANADIAN PLEDGED ACCOUNT BALANCE			0
E	BORROWING BASE				0
		(Sum of Line 14, 26, 27 and 31)
	32	LOAN BALANCE as of _____________			0
	33	NET AVAILABILITY (Lesser of Borrowing Base or Commitment Amount Minus Line 32)			0

The undersigned represents and warrants that the foregoing information is true, complete, and correct, and the receivables and inventory reflected herein comply with the representations and warranties set forth in the security agreement and supplements or amendments, if any, thereto between the undersigned and Union Bank, N.A.

By: _____________________________________
	(Signature and Title)

Date: __________________